UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2006

CLEAR CHOICE FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-120428	33-1080880

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, Arizona 85282

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 820-9766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2006, Clear Choice Financial, Inc. (the “Company”) entered into a Stock Purchase Agreement with its President, Mr. Stephen Luke, for the purchase by the Company of 5,952,245 shares of the Company’s common stock held by Mr. Luke (the “Shares”). The purchase price for the Shares is $2 million, which is payable to Mr. Luke as follows: (a) $500,000 upon the initial closing, which is scheduled for September 1, 2006 or earlier, and (b) three successive $500,000 payments to be paid by the Company to Mr. Luke every 90 days thereafter. In connection with the Stock Purchase Agreement, Mr. Luke tendered his resignation from the Company, effective immediately, and the Company and Mr. Luke delivered mutual releases of any and all claims by either party against the other.

Concurrent with the execution of the Stock Purchase Agreement, the Company also entered into a Stock Pledge Agreement between the Company and Mr. Luke, which granted to Mr. Luke a security interest in the Shares in order to secure the Company’s payment obligations under the Stock Purchase Agreement. The Stock Pledge Agreement contained standard terms and conditions for an agreement of its kind.

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to the terms of the Stock Purchase Agreement, described under Item 1.01 above, Mr. Luke will cause that certain Lease Agreement, dated April 1, 2004, as amended, between Shalimar Offices, LLC and the Company, with respect to the premises located in Tempe, Arizona, to be terminated as of December 31, 2006, thereby releasing the Company from any future obligations thereunder, including payment obligations. Mr. Luke is the manager of Shalimar Offices, LLC and owns all of its outstanding interests. There are no penalties for early termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion set forth under Item 1.01 is incorporated herein by reference. As part of the terms and conditions of the Stock Purchase Agreement, the Company is obligated to pay Mr. Luke as follows: (a) $500,000 upon the initial closing, which is scheduled for September 1, 2006 or earlier, and (b) three successive $500,000 payments to be paid by the Company to Mr. Luke every 90 days thereafter. The company’s payment obligations are secured by a pledge of the Shares but Mr. Luke is not limited to this as a remedy and may seek specific performance.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The discussion set forth under Item 1.01 is incorporated herein by reference. As part of the terms and conditions of the Stock Purchase Agreement, Mr. Luke tendered his resignation as President of the Company, effective August 14, 2006. Mr. Luke is no longer an officer, director or employee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	CLEAR CHOICE FINANCIAL, INC. By: /s/ Darren Dierich —————————————— Darren Dierich Chief Financial Officer